Exhibit 99.1

FOR IMMEDIATE RELEASE:

FTC ISSUES REQUESTS FOR ADDITIONAL INFORMATION IN CONNECTION WITH THE SERVICE CORPORATION INTERNATIONAL / STEWART ENTERPRISES, INC. MERGER

HOUSTON and NEW ORLEANS, July 17, 2013 . . . Service Corporation International (NYSE: SCI) (“SCI”) and Stewart Enterprises, Inc. (Nasdaq GS: STEI) (“Stewart”) today announced that they have each received a request for additional information from the Federal Trade Commission (“FTC”) in connection with its review of SCI’s pending acquisition of Stewart. These FTC requests, commonly referred to as the “second request,” were anticipated by SCI and Stewart. They extend the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 until the 30th day after substantial compliance by SCI and Stewart with the requests, unless that period is extended voluntarily by the parties or terminated sooner by the FTC. SCI and Stewart intend to continue to work with the FTC and to respond promptly to the request. The companies continue to believe that the pending acquisition will be completed in late 2013 or early 2014.

About Stewart Enterprises, Inc.

Founded in 1910, Stewart Enterprises, Inc. is the second largest provider of products and services in the death care industry in the United States. Stewart currently owns and operates 217 funeral homes and 141 cemeteries in the United States and Puerto Rico.

Cautionary Statements

This press release includes forward-looking statements that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will” and similar expressions. These forward-looking statements rely on assumptions, estimates and predictions that could be inaccurate and that are subject to risks and uncertainties that could cause actual results to differ materially from Stewart’s goals or forecasts. These risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings instituted against Stewart related to the merger agreement; the inability to complete the transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the receipt of all regulatory approvals related to the transaction; the failure of SCI’s financing arrangements to fund in accordance with the financing commitment; the disruption of management’s attention from Stewart’s ongoing business operations due to the transaction; the effect of the announcement of the transaction on Stewart’s relationships with its customers, operating results and business generally; the effects of local and national economic, credit and capital market conditions; and other risk factors described in Stewart’s Annual Report on Form 10-K for the year ended October 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended April 30, 2013 filed with the Securities and Exchange Commission (the “SEC”). Stewart disclaims any obligation or intent to update or revise any forward-looking statements in order to reflect events or circumstances after the date of this release.

Important Additional Information and Where to Find It

In connection with the transaction, Stewart filed with the SEC its Definitive Proxy Statement on July 11, 2013 and mailed it to its shareholders on or about July 16, 2013, and may furnish or file other materials with the SEC in connection with the transaction. The Definitive Proxy Statement contains important information about Stewart, SCI, the merger agreement and voting agreement, transactions contemplated by these agreements and related matters. Investors and security holders are urged to carefully read the Definitive Proxy Statement, and any other materials furnished or filed with the SEC relating to the transaction when they are available, before making any voting or investment decision. Investors and security holders can obtain free copies of the Definitive Proxy Statement, and other materials furnished or filed with the SEC, when furnished or filed, will be available, through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders can obtain free copies of the Definitive Proxy Statement, and other materials furnished or filed with the SEC relating to the transaction, when furnished or filed, will be available, from Stewart.

Participants in the Solicitation of Proxies

Stewart and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Stewart in connection with the transaction described in this press release. Information regarding Stewart’s directors and executive officers is included in Stewart’s proxy statement for its 2013 Annual Meeting of Shareholders, which was filed with the SEC on or about February 22, 2013. Additional information regarding the potential participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are included in the Definitive Proxy Statement described above. Stewart’s proxy statement for its 2013 Annual Meeting of Shareholders and Definitive Proxy Statement are available, and other materials furnished or filed with the SEC relating to the transaction, when furnished or filed, will be available, at the SEC’s web site at www.sec.gov and from Stewart.

CONTACT:

Martin de Laureal

Investor Relations

Stewart Enterprises, Inc.

1333 S. Clearview Parkway

Jefferson, LA 70121

504-729-1429

mdelaureal@stei.com